                                                                    Exhibit 8.1




June 25, 1998



Fund America Investors Corporation II
Plaza Tower One, Suite 1200B
6400 South Fiddler's Green Circle
Englewood, Colorado  80111

Ladies and Gentlemen:

         We have acted as counsel to Fund America Investors Corporation II, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-33823) (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Collateralized Mortgage Obligations and Pass-Through Certificates (the "Securities") in one or more series ("Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling agreement, pooling and administration agreement or indenture (each, an "Agreement") among the Company or an owner trust established by the Company (the "Issuer"), a trustee (the "Trustee") and, where appropriate, an administrator (the "Administrator"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus and form of prospectus supplement related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Issuer, the Trustee, the Administrator (where applicable) and any other party thereto for such Series of Securities and will be duly executed and delivered by the Issuer, the Trustee, the Administrator and any other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that the legal conclusions contained in each Prospectus forming a part of the Registration Statement under the caption "Certain Federal Income Tax Consequences" are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. You should be aware that this opinion represents our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will

Fund America Investors Corporation II
June 25, 1998
Page 2



not be taken by the Internal Revenue Service or that the law will not change.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Certain Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.


                                               Very truly yours,

                                               /s/ Hunton & Williams


03352/07767